For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WIDEPOINT PRICES

PUBLIC OFFERING OF COMMON STOCK

McLean, Virginia – February 26, 2014 – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of secure, cloud-based, enterprise-wide solutions and services in mobile communications management and identity management, announced today the pricing of an underwritten public offering of 7,876,497 shares of its common stock at a purchase price of $1.38 per share. The gross proceeds to the Company from this offering are expected to be approximately $10.9 million, before deducting underwriting discounts and other estimated offering expenses. In addition, WidePoint has granted the underwriters a 30-day option to purchase up to an aggregate of 1,181,475 additional shares of common stock to cover over-allotments, if any. All of the shares in the offering are to be sold by WidePoint. While the offering is expected to close on February 28, 2014, the closing of the offering is subject to customary closing conditions and therefore there can be no assurance as to whether or when the offering will be completed.

WidePoint expects to use the net proceeds from the offering for general corporate purposes, including for repayment of debt, acquiring businesses and investing in other businesses.

Commenting on the offering, Steve Komar, Chairman and CEO of WidePoint, said, “This capital raise marks the beginning of an important chapter in the Company’s history. Over the previous few years including 2013, the Company suffered from numerous headwinds including federal budgetary constraints, government sequestration and costly efforts to defend various contract awards. As we enter 2014, we are pleased to leave these issues behind us and move forward with a stable base of recurring revenue, a $600 million blanket purchase agreement with the Department of Homeland Security that we continue to believe has the opportunity to contribute more than $75 million in incremental annual revenue once fully ramped, and a number of compelling growth opportunities in both the federal and commercial markets. This new capital will help support and foster this positive business momentum, while accelerating growth and positioning the business for long-term value creation.”

In connection with the offering, B. Riley & Co., LLC is acting as sole book-running manager.

A shelf registration statement (No. 333-193250) relating to the shares of common stock to be issued in the offering has been filed with the Securities and Exchange Commission (SEC) and is effective. A preliminary prospectus supplement and accompanying base prospectus relating to the offering was filed with the SEC on February 25, 2014, and the final prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. In addition, electronic copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained by contacting the by contacting the Compliance Department, B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025 at (888) 295-0155 and at compliance@brileyco.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About WidePoint:

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide mobile and information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the company’s ability to generate revenue under the blanket purchase agreement with the Department of Homeland Security; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

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